NEW RELEASE

                                                                    EXHIBIT 99.1

                                                                       CONTACTS:
                                                                  John Greenagel
                                                        Strategic Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                  (408) 749-3127






                       AMD REPORTS FIRST QUARTER RESULTS

               --AMD Sales Grow on Record PC Processor Sales --

     SUNNYVALE, CA -- April 18, 2001 -- AMD today reported sales of $1,188,747,000 and net income of $124,837,000 for the quarter ended April 1, 2001. Net income amounted to $0.37 per diluted share. The company reported record sales and record unit shipments of PC processors, led by strong sales of its seventh-generation AMD Athlon and AMD Duron processors.

     Total sales grew by 9 percent over the like period of 2000 while increasing by 1 percent from the immediate-prior quarter. In the first quarter of 2000, AMD reported sales of $1,092,029,000 and net income of $189,349,000, or $0.55 per diluted share. The company noted the tax rate for the just-completed quarter was 32 percent versus zero in the comparable period of 2000. In the fourth quarter of 2000, AMD reported sales of $1,175,172,000, and net income of $177,968,000, or $0.53 per diluted share, with a 15 percent tax rate.

                                     -more-
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                                       2



     AMD sold more than 7.3 million PC processors, including 6.5 million seventh-generation AMD Athlon and Duron processors. Average selling prices
(ASPs) increased from the immediate-prior quarter on the richer product mix. Total PC processor sales, at $661 million, increased 17 percent from both the comparable quarter of 2000 and the immediate-prior quarter.

     "AMD had an excellent quarter in a challenging economic environment," said W.J. Sanders III, chairman and chief executive officer. "The superiority of our seventh-generation PC processors enabled AMD to achieve record PC processor sales in both dollars and units even as the industry worked through inventory issues in a softening economy. Our success in the PC processor arena reflects continuing excellent execution as well as our ability to supply products with more delivered performance that enhance the competitiveness of our customers.

     "New product introductions during the quarter strengthened and broadened our PC processor portfolio," Sanders continued. "We commenced volume shipments of our newest, power-managed AMD Athlon processors, code-named `Palomino,' for the mobile PC market segment. Palomino processors feature an enhanced core and our proprietary PowerNow! technology, which dynamically adjusts the frequency and voltage of the processor based on the performance demands of the software, enabling a significant reduction in power consumption in mobile applications. PowerNow! technology is just one example of the better ideas from AMD that have elevated us to contention with IBM for the number two global ranking in U.S. patent issuances relating to large-scale integration processes and devices in 2000.

     "AMD also introduced 1.3-gigahertz (GHz) and 1.33-GHz desktop versions of the AMD Athlon processor in the first quarter. Earlier this month, AMD introduced a 900-megahertz version of the AMD Duron processor, the industry's highest-performance processor for the value segment of the desktop market.

     "With these additions to our PC processor offerings, we have a compelling solution for the performance mobile PC market where we have heretofore lacked a competitive offering while extending our performance leadership for desktop PC applications," Sanders continued.

                                     -more-
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                                       3

     "Sales of flash memory products, reflecting a sharp decline in demand from the communications sector of the economy, declined by approximately 10 percent sequentially to $411 million," Sanders continued. "Our broad product offering, excellent relationships with major customers, and long-term purchase agreements helped to mitigate the effects of this challenging environment and achieve 26 percent growth in flash memory product sales over the like period of 2000.

     "We gained market share last quarter in both PC processors and flash memory, the focal points of our growth strategy," Sanders said.

     "Sales of our seventh-generation processors (AMD Athlon and AMD Duron processors) grew 27 percent sequentially and 126 percent year-on-year. Demand for our highest-performance AMD Athlon processors remained strong and we shipped more than 2 million 1-GHz and faster devices. Going forward, we plan to continue our aggressive production ramp in Fab 30 in Dresden, which will be the source of our highest-performance AMD Athlon processors, including the new power-managed versions," Sanders concluded.

Current Outlook

     The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. The company's current outlook is based on the following projections.

     The company currently expects that, in the seasonally slow second quarter for PC sales, the enhanced competitive position of AMD-based solutions will enable maintenance of PC processor unit sales at near-record levels comprised totally of seventh-generation products. The company currently expects PC industry unit growth in the high single-digit range for 2001 as a whole.

     Uncertainties regarding the level of demand for flash memory products in a continuing soft communications sector makes forecasting memory product sales extremely difficult. The company currently projects that second quarter sales of flash memory products will decline sequentially.

     AMD's other IC products and foundry services, which currently account for less than 10 percent of corporate revenues, will continue their decline both in absolute terms and as a percentage of total revenues.

                                     -more-
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                                       4

     Accordingly, in this uncertain climate, AMD expects that overall second quarter revenues could decline by as much as 10 percent sequentially, depending on market conditions.

     For the year as a whole, on modest sales growth in a declining market, the company expects to earn $1.50 per diluted share, consistent with First Call consensus earnings estimates.

AMD Teleconference

     AMD will hold a teleconference for the financial community at 2:30 PM Pacific Standard Time today to discuss first-quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or
                                  ------------------
http://www.streetfusion.com. The webcast will be available for two weeks after
---------------------------
the teleconference.

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the company's products will continue at currently expected levels, that the company will grow sales for the year, or that it will meet earnings per share estimates.

     Risks also include the possibility that global business and economic conditions will worsen; that demand for personal computers and, in turn, demand for the company's PC processors will be lower than currently expected; that Intel Corporation pricing, marketing programs, new product introductions or other activities targeting the company's processor business will prevent attainment of the company's current PC processor sales plans; that the company will not continue to be successful in ramping production of the company's highest performance processors in Fab 30; that the company will not be able to produce AMD Athlon and AMD Duron processors in the volume, speed mix or with the feature set necessary to meet market requirements and the company's current plans and goals; that third parties may not provide timely or adequate infrastructure solutions to support the AMD Athlon and AMD Duron processors;

                                     -more-
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                                       5

and that changes in customer needs and the product introductions and capacity expansion of competitors will effect the demand for the company's flash memory products. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 31, 2000.

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Fortune 500 and Standard & Poor's 500 company, produces microprocessors, flash memory devices, and support circuitry for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE:
AMD).

                                     --30--

WORLD WIDE WEB: Press Announcements and other information about AMD are available on the Internet via the World Wide Web. Type http://www.amd.com at
                                                        ------------------
the URL prompt.

NOTE TO EDITOR: Readers may obtain additional information by calling 1-800-222-9323 or 408-749-3060. Technical Support Email: hw.support@amd.com
                                                ------------------

AMD, the AMD logo, AMD Athlon, AMD Duron and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and other jurisdictions.

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS
(Thousands)

                                                                                        April 1,              December 31,
                                                                                         2001                    2000*
                                                                                         ----                    -----
                                                                                      (unaudited)
Assets

Current assets:
    Cash, cash equivalents and short-term investments:                                 $1,595,556             $1,293,165
    Accounts receivable, net....................................                          602,067                547,200
    Inventories.................................................                          354,630                343,541
    Deferred income taxes.......................................                          189,185                218,527
    Prepaid expenses and other current assets...................                          139,661                255,256
                                                                                       ----------             ----------

                  Total current assets..........................                        2,881,099              2,657,689

Property, plant and equipment, net..............................                        2,663,904              2,636,467
Investment in joint venture.....................................                          249,866                261,728
Other assets....................................................                          234,536                211,851
                                                                                       ----------             ----------
                                                                                       $6,029,405             $5,767,735
                                                                                       ----------             ----------
Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable............................................                       $  377,067             $  477,369
    Accrued compensation and benefits...........................                          139,477                172,815
    Accrued liabilities.........................................                          278,092                276,721
    Income tax payable..........................................                           84,286                 74,806
    Deferred income on shipments to distributors................                           99,286                 92,828
    Current portion of long-term debt, capital
      lease obligations and other...............................                          183,525                129,570
                                                                                       ----------             ----------
                  Total current liabilities.....................                        1,161,733              1,224,109

Deferred income taxes...........................................                          198,066                203,986
Long-term debt, capital lease obligations and other,
  less current portion..........................................                        1,392,970              1,167,973

Stockholders' equity:
    Capital stock:
      Common stock, par value...................................                            3,160                  3,141
    Capital in excess of par value..............................                        1,422,593              1,406,290
    Retained earnings...........................................                        1,981,098              1,856,261
    Accumulated other comprehensive loss........................                         (130,215)               (94,025)
                                                                                       ----------             ----------
                  Total stockholders' equity....................                        3,276,636              3,171,667
                                                                                       ----------             ----------
                                                                                       $6,029,405             $5,767,735
                                                                                       ==========             ==========

*Derived from the December 31, 2000 audited financial statements of Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                                             Quarter Ended
                                                                              (Unaudited)
                                                                   -----------------------------------
                                                                   Apr. 1,       Dec. 31,      Apr. 2,
                                                                    2001          2000          2000
                                                                    ----          ----          ----
Net sales..........................................                $1,188,747   $1,175,172    $1,092,029

Cost of sales......................................                   714,830      657,303       605,757
Research and development...........................                   157,760      162,087       161,297
Marketing, general and
    administrative.................................                   149,138      160,756       144,306
                                                                  -----------   ----------   -----------
                                                                    1,021,728      980,146       911,360
                                                                  -----------   ----------   -----------

Operating income...................................                   167,019      195,026       180,669

Interest income and other, net.....................                    18,823       25,449        21,128
Interest expense...................................                   (21,645)     (19,932)      (11,479)
                                                                  -----------   ----------   -----------

Income before income taxes,
    equity in joint venture and
    extraordinary item.............................                   164,197      200,543       190,318

Provision for income taxes.........................                    52,543       30,081             -
                                                                  -----------   ----------   -----------

Income before equity in joint
    venture and extraordinary item.................                   111,654      170,462       190,318

Equity in net income (loss) in
    joint venture..................................                    13,183        7,570          (969)
                                                                  -----------   ----------   -----------

Income before extraordinary item...................                   124,837      178,032       189,349

Extraordinary item - debt retirement,
    net of tax benefit.............................                         -          (64)            -

                                                                  -----------   ----------   -----------
Net income.........................................                $  124,837   $  177,968      $189,349
                                                                  -----------   ----------   -----------

Net income per common share

Basic:
Income before extraordinary item...................                $     0.40   $     0.57      $   0.63
Net income.........................................                $     0.40   $     0.57      $   0.63

Diluted:
Income before extraordinary item...................                $     0.37   $     0.53      $   0.55
Net income.........................................                $     0.37   $     0.53      $   0.55
                                                                  -----------   ----------   -----------

Shares used in per share calculation

-   Basic..........................................                   314,347      313,501       302,257
-   Diluted........................................                   351,785      349,782       344,381
                                                                  -----------   ----------   -----------